UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 5, 2005

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

One Hardinge Drive Elmira, NY 14902

(Address of principal executive offices)  (Zip code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Reference is made to the Report on Form 8-K filed by the Company on May 9, 2005, (the “Form 8-K”).  This Form 8-K/A amends Item 1.01 of the Form 8-K to correct an error in the description of the director compensation package approved by the Board of Directors on May 3, 2005.  Pursuant to Rule 12b-15 of the Securities Exchange Act of 1934, as amended, Item 1.01 of the Company’s Form 8-K filed on May 9, 2005 is hereby amended and restated in its entirety as follows:

Item 1.01  Entry into a Material Definitive Agreement

On May 2, 2005, the Compensation Committee of the Board of Directors of Hardinge Inc. proposed the following action related to compensation of non-employee directors.

Director Compensation

On May 3, 2005, the Company’s Board of Directors voted to amend the director compensation package applicable for non-employee directors effective May 3, 2005.  Board members will receive an annual retainer of $32,000, half of which must be taken in Company stock and half of which may be taken in cash or stock.  The Chair of the Audit Committee will receive a $4,000 annual retainer and the Chair of all other Committees will receive an annual retainer of $2,000.  All non-employee Board Members will receive $1000 for each Board meeting and Committee meeting attended.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hardinge Inc.

May 10, 2005	By:	/s/ Richard L. Simons
Date		Richard L. Simons
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)